Exhibit 99.1
News Release
Investor Contact:
Kory Arthur
+1 603.766.7401
karthur@spragueenergy.com

Sprague Resources LP Announces the closing of Carbo’s Refined Products Terminals on Long Island

Portsmouth, NH (April 19, 2017) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) announced today that its wholly owned subsidiary, Sprague Operating Resources LLC, completed the purchase of refined product terminal assets from Carbo Industries, Inc. and Carbo Realty, L.L.C. (“Carbo”) for total consideration of approximately $70 million, plus payments for inventory and other customary items. The consideration paid includes approximately $30 million of SRLP units, $10 million in cash at closing, and the balance in cash, paid ratably over 10 years. The Carbo terminals are located in Lawrence and Inwood, NY, and have a combined gasoline, ethanol and distillate capacity of 157,000 barrels.

“I’m excited to announce that we have closed on our fourth acquisition so far this year. The Carbo transaction strengthens our position in New York and nearly triples our branded gasoline throughput volume,” said David Glendon, Sprague’s President and CEO. “Carbo’s ratable cash flow will serve to further lessen the impact of weather on our business. This is expected to be accretive to unitholders and generate approximately $8 to $10 million of adjusted EBITDA annually.”

About Sprague Resources LP
Sprague Resources LP is engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. The company also provides storage and handling services for a broad range of materials. More information concerning Sprague can be found at www.spragueenergy.com.

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Forward-Looking Statements
This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the possibility that Sprague may be unable to achieve expected synergies and operating efficiencies within the expected time-frames, or at all, or be unable to successfully integrate Carbo's operations into those of Sprague; the possibility that the integration of Carbo into Sprague may be more difficult, time consuming or costly than expected, resulting increases in operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers); and, the ability of Sprague Resources GP LLC to retain certain key employees of Carbo. Other applicable risks and uncertainties related to our business have been described more fully in Sprague Resources LP’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2017, and in subsequent Form 10-Q and Form 8-K filings, and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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Non-GAAP Financial Measures
Adjusted EBITDA is a measure not defined by United States generally accepted accounting principles (“GAAP”). We define adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization (which Sprague refers to as "EBITDA") adjusted for unrealized hedging gains and losses, in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Sprague’s management uses certain non-GAAP financial measurements to evaluate its results of operations, including adjusted EBITDA. Adjusted EBITDA is one of the supplemental financial measures used by management to describe its operations and economic performance to investors, trade suppliers, research analysts and commercial banks to assess economic results of its operations; the market value of its inventory and natural gas transportation contracts for financial reporting to lenders, as well as for borrowing base purposes; and, repeatable operating performance that is not distorted by non-recurring items or market volatility.

Reconciliation of non-GAAP adjusted EBITDA guidance to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable, impact on our future GAAP financial results.

Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. Sprague's calculations of non-GAAP measures may not be comparable to similarly titled measures of other businesses because they may be defined differently by other companies.

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